UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 15, 2016
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
As further described below, Forbes Energy Services Ltd., or the Company, and certain of its subsidiaries entered into forbearance agreements with certain noteholders and lenders pursuant to which such noteholders and lenders have agreed to forbear from exercising any of their remedies under the agreements governing their indebtedness with respect to the Company’s failure to make its semi-annual interest payment due on June 15, 2016 on its outstanding 9% senior notes due 2019, or the Senior Notes, until the expiration of the forbearance periods set forth in such forbearance agreements. The Company does not intend to make such cash interest payments during the terms of the forbearance agreements.
On July 15, 2016, the Company, Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, and C.C. Forbes, LLC, or the Subsidiaries, entered into a forbearance agreement and an amendment, or the Loan Forbearance Agreement, to the Company’s loan and security agreement, dated as of September 9, 2011, or the Loan Agreement, with Regions Bank, as agent for the secured parties, or the Agent, and the lenders party thereto, or the Lenders. Pursuant to the Loan Forbearance Agreement, Agent and the Lenders, or the Loan Forbearing Parties, have agreed to forbear, during the Loan Forbearance Period (as defined below), from exercising default remedies or accelerating any indebtedness under the Loan Agreement resulting from the Company’s failure to make its semi-annual interest payment due on June 15, 2016 on the Senior Notes. The forbearance period, or the Loan Forbearance Period, under the Loan Forbearance Agreement will expire on the earlier to occur of (i) 5:01 p.m. prevailing Dallas, Texas time on October 14, 2016 and (ii) certain other specified events under the terms of the Loan Forbearance Agreement.
On July 15, 2016, the Company and the Subsidiaries entered into a forbearance agreement, or the Indenture Forbearance Agreement, with holders of over a majority of the Senior Notes, or the Forbearing Holders, pursuant to the indenture, dated as of June 7, 2011, among the Company, as issuer, the Subsidiaries, as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, governing the terms of the Senior Notes, or the Indenture. Pursuant to the Indenture Forbearance Agreement, the Forbearing Holders have agreed to forbear, during the Indenture Forbearance Period (as defined below), from exercising default remedies or accelerating any indebtedness under the Indenture resulting from the Company’s failure to make its semi-annual interest payment due on June 15, 2016 on the Senior Notes. The forbearance period, or the Indenture Forbearance Period, under the Indenture Forbearance Agreement will expire on the earlier to occur of (i) 11:59 p.m. prevailing Central Time on September 16, 2016 and (ii) certain other specified events under the terms of the Indenture Forbearance Agreement.
The Company and the Subsidiaries entered into the Loan Forbearance Agreement and the Indenture Forbearance Agreement, or the Forbearance Agreements, to provide the Company and the Subsidiaries with time to continue discussions with the Forbearing Holders and the Loan Forbearing Parties with respect to a proposed financial restructuring of the Company. There can be no assurance that the Company and the Subsidiaries will reach any agreement with any of the Forbearing Holders and the Loan Forbearing Parties on a financial restructuring of the Company by the end of the Loan Forbearance Period or the Indenture Forbearance Period, or the Forbearance Periods, if at all, or that the Forbearance Agreements or the Forbearance Periods will be extended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.
Date: July 19, 2016                        By: /s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer